Account:   JAI MAHARAJ LTD
                DBA SCOTTIES ROCKWALL
Address:  2860 Ridge Rd
                Rockwall, TX 75032
Phone:      972-722-5585
Contact:   SAM

RE: 90-day test of Global Smoothie Supply, Inc.'s ("GSS") S-3 Blending Equipment and Puree Supply Agreement

Gentlemen,

This letter confirms our agreement regarding your company's test of our S-3 smoothie blending equipment and puree products as follows:

1.  GSS will furnish, install, and service the S-3 blending equipment a no cost to Scotties during the 90 day test period;
2.  Scotties will purchase all puree needs from GSS;
3.  Scotties is responsible for costs related to the site preparation;
4.  GSS will have access to the S-3 blending equipment during business hours;
5.  GSS retains title to S-3 blending equipment until GSS receives purchase price in full;
6.  Scotties will share all pertinent information about the S-3 blending equipment, puree and customer experience during the test period;
7. Upon termination of the 90 day test, Scotties will enter into the purchase agreement attached hereto as exhibit "A;" and
8. Should Scotties fail to enter into the attached Purchase Agreement at the end of the 90 Test, GSS shall remove the S-3 blending equipment within 15 days of the conclusion of the test.

TEST START DATE ____________ TEST END DATE __________

Sincerely,

/s/ David C. Tiller
David C. Tiller
Chairman/CEO

Read, Approved & Agreed:

Scotties Rockwell

/s/

Title, Gen. Partner